Exhibit 10.2

AMENDMENT NUMBER EIGHT TO CREDIT AGREEMENT, WAIVER AND CONSENT
THIS AMENDMENT NUMBER EIGHT TO CREDIT AGREEMENT, WAIVER AND CONSENT (this “Amendment”), dated as of November 2, 2015, is entered into by and among the lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (as such terms are defined in the below referenced Credit Agreement) (in such capacity, together with its successors and assigns in such capacity, “Agent”), ERICKSON INCORPORATED, a Delaware corporation (formerly known as Erickson Air-Crane Incorporated) (“EAC”), ERICKSON HELICOPTERS, INC. (formerly known as Evergreen Helicopters, Inc.), an Oregon corporation (“Helicopters”) (Helicopters, together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the Subsidiaries of Borrowers identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individual as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), and in light of the following:
W I T N E S S E T H
WHEREAS, Lenders, Agent, Wells Fargo, as lead arranger, book runner, syndication agent, and documentation agent, and Borrowers are parties to that certain Credit Agreement, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrowers have requested Agent and the Lenders make certain modifications to, and grant certain waivers with respect to, the Credit Agreement and the other Loan Documents; and
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto).

2.Waiver. Agent and the Required Lenders hereby waive any Event of Default that occurred as a result of Borrowers not delivering to Agent, copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, as of the end of the fiscal year ended December 31, 2014 (the “Specified Event”), provided, that nothing herein, nor any communications among Borrowers, any other Loan Party, Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, other than the Specified Event, or any future failure of Borrowers or any other Loan Party to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of the Agent’s or the Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to

Section 9 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Borrowers and any other Loan Party under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9 of the Credit Agreement.

3.Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof:

(a)Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new definition of “Aircranes” in proper alphabetical order:

“Aircranes” means the Aircraft, together with any Engines installed thereon, identified on Schedule A-3 to the Agreement, together with (a) any other Aircraft acquired by the Loan Parties to replace the Aircraft on Schedule A-3 and the Engines installed thereon, or (b) any other S-64 aircrane helicopters owned by any Loan Party, together with any Engines installed thereon.

(b)Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (r) of the definition of “Permitted Dispositions”, and (ii) amending and restating clause (s) of the definition of “Permitted Dispositions” and adding a new clause (t) of the definition of “Permitted Dispositions” as follows:

(s) so long as no Default or Event of Default has occurred and is continuing the exchange or swap of Engines or Aircraft (other than the Aircranes) for other like assets to the extent not prohibited under applicable law (excluding, if the exchange is being done pursuant to Section 1031 of the IRC (or comparable or successor provision), any boot thereon permitted by such provision) of comparable or greater fair market value and which are necessary or useful in the business of Borrowers and their Subsidiaries; provided that (i) if the exchange or swap involves Aircraft, Borrowers shall have delivered to Agent an appraisal in form satisfactory to Agent and from an appraiser satisfactory to Agent, in each case, in its Permitted Discretion, of the fair market value of the assets that are the subject of the exchange or swap, (ii) if (A) Engines with a fair market value of $10,000,000 or more have been disposed of pursuant to this clause (s) during the current fiscal year, and (B) the exchange or swap involves the disposition by any Loan Party of any Engine with a fair market value in excess of $750,000 (in the case of clauses (A) and (B), pursuant to an appraisal or other evidence satisfactory to Agent in its Permitted Discretion), Borrowers shall have delivered to Agent an appraisal in form satisfactory to Agent and from an appraiser satisfactory to Agent, in each case, in its Permitted Discretion, of the fair market value of the assets that are the subject of the exchange or swap, (iii) Borrowers shall identify each exchange or swap consummated pursuant to this clause (s), and the fair market value of the assets that are the subject of such exchange or swap in the Compliance Certificate that they next deliver pursuant to the terms of the Agreement, and (iv) if the aggregate fair market value of any assets included in Eligible Inventory or Eligible Aircraft disposed of in connection with any transaction or series of related transactions exceeds $250,000, Borrowers shall have delivered an updated Borrowing Base Certificate to Agent excluding such disposed of assets from the Borrowing Base, and
(t) sales or dispositions of assets (other than Accounts, Inventory, and Equity Interests of Subsidiaries of EAC) not otherwise permitted in clauses (a) through (s) above so long as (i) made at fair market value, (ii) made pursuant to clauses (1) or (15) of the definition of Asset Sale in the Senior Note Indenture (and subject to satisfaction of the conditions precedent of such clause as such conditions precedent appear as of the Closing Date), and (iii) the aggregate fair market value of all assets disposed of in any fiscal year (including the proposed disposition) would not exceed $25,000,000.
(c)     The Credit Agreement is hereby amended by adding Schedule A-3 in the form attached hereto as Schedule A-3.
(d)    The Credit Agreement is hereby amended by amending and restating Exhibit C-1 in the form attached hereto as Exhibit C-1.
4.Consents and Certain Agreements.

(a)Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, Agent and Required Lenders hereby agree that, anything to the contrary contained in the Loan Documents notwithstanding, Borrowers and their Subsidiaries may enter into Dry Leases (as defined below) of Aircraft; provided that (i) Borrowers give Agent at least 5 days notice prior to entering into any such Dry Lease, (ii) neither such Aircraft nor any of the Engines, Rotors, or Rotor Blades, installed on the Aircraft are included in the Borrowing Base, (iii) no Default or Event of Default has occurred and is continuing at the time of entry into the Dry Lease, (iv) to the extent Agent has a Lien on such Aircraft, Engines, Rotors, or Rotor Blades, Agent maintains a first priority perfected Lien on such assets and all filings, if any, required to be made in each applicable jurisdiction in connection with the execution of such Dry Lease in order to protect the interest of the applicable Loan Party and Agent in the Aircraft and Engines, Rotors, or Rotor Blades installed thereon have been made, (v) the laws of the proposed lessee’s country of domicile would give recognition to the applicable Loan Party’s ownership of the Aircraft and Engines, Rotors, or Rotor Blades installed thereon and to Agent’s Liens on such Aircraft and Engines, Rotors, or Rotor Blades installed thereon, (vi) the proposed lessee agrees that its rights under the Dry Lease are subject and subordinate to the Agent’s Liens, (vii) Borrowers deliver to Agent evidence that the proposed lessee acknowledges and agrees that the Aircraft and Engines, Rotors, or Rotor Blades installed thereon are owned by the applicable Loan Party and are subject to Agent’s Liens, (viii) the terms of the proposed Dry Lease will be legal, valid, binding and (subject to customary exceptions) enforceable against the proposed lessee in the country in which the proposed lessee is principally based, (ix) after giving effect to any Dry Lease, the ratio of (A) the Appraised Value (as defined below) of all Aircranes owned by the Loan Parties as of any date of determination that are not subject to a Dry Lease and are subject to a first priority perfected Lien in favor of Agent to secure the Obligations to (B) the Appraised Value of all Aircranes owned by the Loan Parties as of such date of determination and subject to a Dry Lease and/or not subject to a first priority perfected Lien in favor of Agent, would be at least 0.75 to 1.00, and (x) all approvals, consents or authorizations required from any Governmental Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect; provided that the Loan Parties’ obligations under the Loan Documents with respect to such Aircraft (including with respect to insurance, but other than with respect to any obligation not to enter into a Dry Lease or prohibition against a transfer of possession under the Loan Documents) shall continue in full force and effect notwithstanding any such Dry Lease. As used herein, (x) “Dry Lease” means any arrangement whereby any Loan Party agrees to lease an Aircraft or any Airframe to a third party for operation by such third party, and (y) “Appraised Value” shall mean, as of any date of determination, with respect to any Aircraft owned by the Loan Parties as of such date of determination, the current fair market value of such Aircraft as determined in an “extended desktop” appraisal conducted by a firm reasonably satisfactory to Agent, that is maintenance adjusted, that was completed not more than 1 year prior to such date of determination. For the avoidance of doubt, such appraisal shall be conducted in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) or in accordance with other procedures acceptable to Agent. For the further avoidance of doubt, Section 3.9 of each Aircraft Security Agreement remains in full force and effect and each Loan Party is required to comply with such Section 3.9 in addition to the covenants and requirements set forth in this Section 4(a).

(b)Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, Agent and Required Lenders hereby agree that $8,500,000 in Engine swaps and $9,400,000 in Aircraft swaps, in each case identified on Schedule 1 attached hereto shall be deemed not to utilize the $25,000,000 basket set forth in clause (t) of the definition of “Permitted Dispositions” for the fiscal year ending December 31, 2015.

5.Conditions Precedent to Amendment. This Amendment shall be effective upon the satisfaction or waiver of each of the following conditions precedent:

(a)Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)Agent shall have received evidence, in form satisfactory to it, regarding the fair market value of the assets subject to the swaps identified on Schedule 1 attached hereto.

(c)The representations and warranties herein and in the Credit Agreement and the other Loan Documents as amended hereby shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(d)Borrowers shall have paid to Agent, for the ratable benefit of the Lenders signatory hereto, an amendment fee of $70,000, which amendment fee shall be earned in full and due and payable on the date hereof.

(e)Borrowers shall have paid all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement as therein provided.

(f)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, or any Lender.

6.Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and the Lenders as follows:

(a)It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation in connection with this Amendment.

(c)This Amendment has been duly executed and delivered by each Loan Party. This Amendment and each Loan Document to which such Loan Party is a party is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party, Agent or any Lender.

(e)No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(f)The representations and warranties in the Credit Agreement and the other Loan Documents as amended hereby are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

7.Reserved.

8.Payment of Costs and Fees. Borrowers agree to pay all out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

9.Release.

(a)Each Loan Party hereby acknowledges and agrees that the amounts payable pursuant to the Credit Agreement and the other Loan Documents, as modified hereby, are payable without defense, offset, withholding, counterclaim, or deduction of any kind.

(b)Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each Bank Product Provider, and each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date hereof, or now has, against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in any of the Loan Documents or in this Amendment. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party each acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

10.    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS CONSENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

11.    Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is made in accordance with the terms and provisions of Section 14.1 of the Credit Agreement.

12.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13.    Effect on Loan Documents.

(a)    The Credit Agreement, as modified hereby and as amended as of the date hereof, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the modifications and consents expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

(b)    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

(d)    This Amendment is a Loan Document.

(e)    Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including”

are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

14.    Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

15.    Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement, the Aircraft and Engine Security Agreement, or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. Each Loan Party hereby further does grant to Agent, for the benefit of each member of the Lender Group and the Bank Product Providers, a perfected security interest in the Collateral (as defined in the Guaranty and Security Agreement), the Collateral (as defined in the Aircraft and Engine Security Agreement), and the Collateral (as defined in the Spare Parts Security Agreement) in order to secure all of its present and future obligations under the Loan Documents.

16.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.    Guarantors. Each of the undersigned Guarantors consent to the matters contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that no member of the Lender Group has any obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents, waivers, or amendments related to the Credit Agreement, and nothing herein shall create such a duty.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ERICKSON INCORPORATED, a Delaware corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Vice President
EAC ACQUISITION CORPORATION, a Delaware corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President
ERICKSON HELICOPTERS, INC., an Oregon corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President
ERICKSON TRANSPORT, INC., an Alaska corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President
EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President

EVERGREEN EQUITY, INC., a Nevada corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President

EVERGREEN UNMANNED SYSTEMS, INC., a Delaware corporation By: /s/ Eric Struik Name: Eric K. Struik Title: Chief Financial Officer, Treasurer Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, Issuing Bank, and a Lender
By: /s/ Amelie Yehros Name: Amelie Yehros Title: SVP

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Stephen Lapidus
Name:	Stephen R. Lapidus
Title:	Director

By:	/s/ Philip Saliba
Name:	Philip Saliba
Title:	Director

Schedule 1

N Number	Manufacturer Name	Model	Serial Number	Status
N16973	Bell	212	30882	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-62046	Removed
Engine	Pratt & Whitney	PT6T-3	CPPS-61764	Removed
N59633	Bell	212	30676	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-61147	Removed
Engine	Pratt & Whitney	PT6T-3	CPPS-61557	Removed
N398EH	Bell	212	30766	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-0270	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-62384	Removed
N212EV	Bell	212	30881	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-60276	Removed
Engine	Pratt & Whitney	PT6T-3B	CPPS-62079	Removed
PR-EAE	Sikorsky	S76C+	760497	Added
Engine	Turbomeca	Arriel 2S1	20546	Added
Engine	Turbomeca	Arriel 2S1	20636	Added
N762E	Sikorsky	S76C+	760476	Added
Engine	Turbomeca	Arriel 2S1	20591TEC	Added
Engine	Turbomeca	Arriel 2S1	20036TEC	Added
Engine	Garrett	TPE-331-10R-512C	37098	Removed
Engine	Garrett	CT7-2A	343015	Removed
Engine	Turbomeca	Makila 1A1	2417	Removed
Engine	Garrett	TPE-331-10R-512C	37470	Added
Engine	General Electric	CT7-2A	343021	Added
Engine	Turbomeca	Makila 1A1	362	Added
Engine	Turbomeca	Turmo IV	1484	Removed
Engine	Turbomeca	Turmo IV	688	Removed
Engine	General Electric	CT7-2A	343227	Removed
Engine	General Electric	CT7-2A	343086	Removed
Engine	General Electric	CT7-2A	343013	Removed
Engine	Turbomeca	Turmo IV	770	Removed
Engine	Turbomeca	Turmo IV	841	Removed
Engine	Turbomeca	Turmo IV	3008	Added
Engine	Turbomeca	Turmo IV	591	Added
Engine	General Electric	CT7-2A	343030	Added
Engine	General Electric	CT7-2A	343040	Added
Engine	General Electric	CT7-2A	343034	Added
Engine	Turbomeca	Turmo IV	607	Added
Engine	Turbomeca	Turmo IV	1617	Added

Schedule A-3

Make	Registration Number	Model	Serial Number	Name	Year
Erickson	N171AC	S-64F	64090	Annie	1970
Erickson	N159AC	S-64F	64084	Camille	1993
Erickson	N173AC	S-64E	64015	Christine	1994
Erickson	N194AC	S-64E	64017	Delilah	1994
Erickson	N218AC	S-64E	64033	Elsie	1970
Erickson	N179AC	S-64F	64091	Elvis	1994
Erickson	N154AC	S-64E	64037	Georgia Peach	1967
Erickson	N158AC	S-64F	64081	Goliath	1968
Erickson	N189AC	S-64E	641001	Gypsy Lady	1997
Erickson	N164AC	S-64E	64034D	Incredible Hulk	1983
Erickson	N247AC	S-64E	64052	Jerry	2004
Erickson	N176AC	S-64E	64003	Lucille	1962
Erickson	N217AC	S-64E	64064	Malcolm	2000
Erickson	N172AC	S-64E	64061	Mariah	1995
Erickson	N243AC	S-64E	64022	Marty	1967
Erickson	N6962R	S-64E	64058	Olga	1968
Erickson	N957AC	S-64E	64065	Ichabod	1992
Erickson	N237AC	S-64F	64095	Sun Bird	1970
Erickson	OB2035P	S-64F	64097	Isabelle	1970

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Administrative Borrower’s letterhead]

To:    Wells Fargo Bank, National Association
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager

Re:    Compliance Certificate dated ____________ __, 20__
Ladies and Gentlemen:
Reference hereby is made to that certain Credit Agreement dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ERICKSON INCORPORATED, a Delaware corporation (formerly known as Erickson Air-Crane Incorporated) (“EAC”), ERICKSON HELICOPTERS, INC. (formerly known as Evergreen Helicopters, Inc.), an Oregon corporation (“Helicopters”) (Helicopters, together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders party thereto as “Lenders”, and Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”), as lead arranger, as book runner, as syndication agent, and as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
Pursuant to Section 5.1 of the Credit Agreement, the undersigned chief financial officer of each Borrower hereby certifies as of the date hereof that:
1.    The financial information of Borrowers and their Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrowers and their Subsidiaries as of the date set forth therein.
2.    Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Borrowers and their Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.
3.    Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Borrowers and/or their Subsidiaries have taken, are taking, or propose to take with respect thereto.
4.    Except as set forth on Schedule 3 attached hereto, the representations and warranties of each Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.
5.    As of the date hereof, [Borrowers are in receipt of $_________ of Curative Equity proceeds and] Borrowers and their Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.
[6.    Borrowers have applied or concurrently herewith will apply the Curative Equity proceeds to the payment of the Obligations in the manner specified in Section 2.4(e)(vii) of the Credit Agreement. [The Curative Equity is in an amount that is sufficient to cause Borrowers’ Availability to be in excess of $15,000,000 after giving effect to applicable limitations on Curative Equity proceeds set forth in Section 9.3(e) of the Credit Agreement].]
7.    Set forth on Schedule 5 hereto is a listing of each exchange or swap consummated pursuant to clause (s) of the definition of “Permitted Dispositions”, together with an indication of the fair market value of the assets that are the subject of such exchange or swap.

[signature page follows]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ____ day of _______________, 20___.

ERICKSON INCORPORATED, a Delaware corporation, as a Borrower By: Name: Title:

ERICKSON HELICOPTERS, INC., an Oregon corporation, as a Borrower By: Name: Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4
Financial Covenants
1.     Fixed Charge Coverage Ratio.
Borrowers’ and their Subsidiaries’ Fixed Charge Coverage Ratio, measured on a Calendar Fiscal Quarter-end basis, for the 12 month period ending ____________ __, 20__, is ___:1.0. [Such ratio [is/is not] greater than or equal to the ratio required pursuant to Section 7(a) of the Credit Agreement for the corresponding period.]
Include the bracketed language if the Fixed Charge Coverage Ratio is required to be tested as of the applicable Calendar Fiscal Quarter end pursuant to Section 7(a) of the Credit Agreement.
2.    Growth CapEx.
Borrowers’ and their Subsidiaries’ Growth CapEx, in the fiscal year 20__, is $______________, which amount [is/is not] less than or equal to the amount permitted pursuant to Section 7(b) of the Credit Agreement for the corresponding period.

SCHEDULE 5

Exchanges/Swaps